EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of TXU Corp. on Form S-8 of our report dated January 31, 2002, appearing in the TXU Corp. Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
April 19, 2002